UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 10, 2017

CIRCOR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-14962	04-3477276
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

30 CORPORATE DRIVE, SUITE 200
BURLINGTON, MASSACHUSETTS 01803-4238
(Address of principal executive offices) (Zip Code)

(781) 270-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2017 Annual Meeting of Stockholders on May 10, 2017. The proposals before our stockholders and the results of voting on such proposals were as provided below.

(i) Election of Directors: the following persons were elected as Class III directors for three year terms, such terms to continue until the Annual Meeting of Stockholders to be held in 2020 and until each such director’s successor is duly elected and qualified or until each such director's earlier death or resignation:

	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Scott A. Buckhout	15,213,402	106,663	645,649
John (Andy) O'Donnell	14,829,903	490,162	645,649

(ii) Ratification of the selection by the Audit Committee of the Company’s Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2017. The voting results for this matter were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
15,916,142	9,844	39,728	—

(iii) Approval of the advisory resolution regarding the compensation of the Company’s named executive officers. The voting results for this matter were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
15,091,648	186,541	41,876	645,649
A majority of the votes cast approved the above proposal.

(iv) Vote on the advisory resolution regarding the frequency of voting of the Company's named executive officers. The voting results for this matter were as follows:

VOTES FOR ONE YEAR	VOTES FOR TWO YEARS	VOTES FOR THREE YEARS	VOTES ABSTAINED	BROKER NON-VOTES
13,234,149	11,142	2,033,843	40,931	645,649

In accordance with these results and its previous recommendation, the Board of Directors determined that future advisory votes on named executive officer compensation will be held every year until the next required say-on-pay-frequency vote, which will occur no later than our 2023 annual meeting of stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2017	CIRCOR INTERNATIONAL, INC.

/s/ Jennifer H. Allen
By: Jennifer H. Allen
Title: Senior Vice President, General Counsel